Exhibit 5

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637

Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com
May 28, 2009

Tenneco Inc.
500 North Field Drive
Lake Forest, IL 60045
Re:      Tenneco Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Tenneco Inc., a Delaware corporation (“Tenneco”), in connection with the proposed sale of the following securities (the “Securities”), as set forth in the Form S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”): (i) shares of common stock of Tenneco, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of Tenneco, par value $0.01 per share (the “Preferred Stock”), (iii) one or more series of debt securities of Tenneco (the “Debt Securities”), (iv) the guarantees of each Tenneco subsidiary listed as a co-registrant in the Registration Statement (the “Subsidiary Guarantors”) with respect to Debt Securities (the “Guarantees”), (v) warrants for the purchase of Debt Securities, Preferred Stock, Common Stock or other securities (the “Warrants”) and (vi) rights to purchase Common Stock (the “Rights”).
          Each series of Debt Securities will be issued under one of two indentures (each, an “Indenture”) to be entered into between Tenneco and The Bank of New York Mellon Trust Company, N.A, as Trustee. Certain terms of the Securities to be issued from time to time will be approved by the Board of Directors of Tenneco (or a committee thereof) and, if applicable, the boards of directors of the Subsidiary Guarantors, as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the “Corporate Proceedings”).
          As special counsel to Tenneco, we have examined originals or copies certified or otherwise identified to our satisfaction of resolutions of the Board of Directors of Tenneco and the boards of directors of the Subsidiary Guarantors and such records, certificates and other documents of Tenneco and the Subsidiary Guarantors and such questions of law we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Tenneco and the Subsidiary Guarantors. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
          Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:
Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia).

Mayer Brown llp
Tenneco Inc.
May 28, 2009

          (1) upon the completion of the Corporate Proceedings relating to the shares of Common Stock and the due execution, countersignature and delivery of the shares of Common Stock, the Common Stock, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to the Common Stock, will be duly authorized, legally issued, fully paid and nonassessable;
          (2) upon the completion of the Corporate Proceedings relating to a series of the Preferred Stock, the execution, delivery and filing with, and recording by, the Secretary of State of the State of Delaware of the Certificate of Designation relating to such series of the Preferred Stock, and the due execution, countersignature and delivery of the shares of Preferred Stock of such series, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of the Preferred Stock, will be duly authorized, legally issued, fully paid and nonassessable;
          (3) upon the completion of the Corporate Proceedings relating to a series of the Debt Securities, and, if applicable, Guarantees, the execution and delivery of the applicable Indenture and the due execution, authentication, issuance and delivery of the Debt Securities and, if applicable, Guarantees, of such series, the Debt Securities and, if applicable, Guarantees, of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of Debt Securities, and, if applicable, Guarantees, will be duly authorized and will be binding obligations of Tenneco and, if applicable, the Subsidiary Guarantors, enforceable in accordance with their terms and entitled to the benefits of the applicable Indenture, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity;
          (4) upon the completion of the Corporate Proceedings relating to a series of Warrants, the execution and delivery of the warrant agreement relating to the Warrants (the “Warrant Agreement”) and the due execution, authentication, issuance and delivery of the Warrants, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of Warrants, will be duly authorized and will be binding obligations of Tenneco enforceable in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity; and
          (5) upon the completion of the Corporate Proceedings relating to a series of Rights, the execution and delivery of the rights agreement relating to the Rights (the “Rights Agreement”) and the due execution, authentication, issuance and delivery of the Rights, issued without consideration, will be duly authorized and will be binding obligations of Tenneco enforceable in accordance with their terms and entitled to the benefits of the applicable Rights Agreement, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent

Mayer Brown llp
Tenneco Inc.
May 28, 2009

conveyance, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.
Very truly yours,
Mayer Brown LLP